UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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POLARIS ACQUISITION CORP. (“POLARIS”) INTENDS TO FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE PROPOSED ACQUISITION AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO POLARIS STOCKHOLDERS. STOCKHOLDERS OF POLARIS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, POLARIS’ PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH POLARIS’ SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED ACQUISITION BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT HUGHES TELEMATICS, INC. (“HTI”), POLARIS AND THE PROPOSED ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S INTERNET SITE AT http://www.sec.gov.

POLARIS AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM POLARIS’ STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN POLARIS IS CONTAINED IN POLARIS’ PROSPECTUS DATED JANUARY 11, 2008, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN POLARIS’ PROXY STATEMENT WHEN IT BECOMES AVAILABLE. POLARIS’ STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED ACQUISITION BY READING POLARIS’ PROXY STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC WHEN SUCH INFORMATION BECOMES AVAILABLE.

CERTAIN FINANCIAL INFORMATION AND DATA OF HTI CONTAINED IN THIS SCHEDULE 14A AND THE EXHIBITS HERETO IS UNAUDITED AND PREPARED BY HTI AS A PRIVATE COMPANY, AND MAY NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA MAY NOT BE INCLUDED IN, MAY BE ADJUSTED AND PRESENTED DIFFERENTLY IN POLARIS’ PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE PROPOSED ACQUISITION.

NOTHING IN THIS SCHEDULE 14A OR THE EXHIBITS HERETO SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER OF ANY SECURITIES OR INVESTMENT ADVISORY SERVICES.

The following is the script of a telephone conference call with investors and others held by Polaris Acquisition Corp.(“Polaris”) and Hughes Telematics, Inc. (“HTI”) on June 16, 2008, which accompanied the Transaction Presentation attached as Exhibit 99.3 to the Current Report on Form 8-K of Polaris filed with the U.S. Securities and Exchange Commission on June 16, 2008.

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CONFERENCE CALL SCRIPT

FINAL: June 16, 2008

Operator: Good day, welcome to the Polaris Acquisition Hughes Telematics merger conference call. Today’s conference is being recorded. At this time I’d like to turn the conference call over to Marc Byron, Chairman and CEO of Polaris. Please go ahead, sir.

Marc: Good morning everyone. Welcome to our conference call. Before we get started please be patient while we read through the safe harbor language.

Today's call is complementary to the press release and presentation that were made public and filed with the Securities and Exchange Commission earlier today. A copy of the background presentation that drives this call is available on the SEC website at www.sec.gov.

This call includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect,' "estimate," "project,"

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"budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Polaris' and Hughes Telematics' expectations with respect to future performance, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the telematics environment; (2) competitive actions taken by automotive manufacturers or other telematics firms; (3) general economic conditions; (4) actions taken or conditions imposed by the United States and foreign

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governments; and (5) the willingness of customers to use the services. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Polaris and Hughes Telematics caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris' most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forward-looking statements concerning Hughes Telematics, Polaris, the merger, the related transactions or other matters and attributable to Polaris or Hughes Telematics or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Hughes Telematics and Polaris do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed on this call.

In connection with the proposed merger, Polaris will file with the Securities and Exchange Commission (“SEC”) a proxy statement. Polaris will mail the proxy statement to its stockholders. Polaris urges investors and security

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holders to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

Polaris and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Polaris stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Polaris’s executive officers and directors in its Prospectus, current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Marc:

Thank you very much for joining us today. Once again, I am Marc Byron, Chairman and CEO of Polaris Acquisition Corp. I am joined today by Jeff

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Leddy, Chief Executive Officer of Hughes Telematics, who, upon approval of Polaris’ shareholders, and the closing of the transaction, will continue to lead the all-star management team of the new combined company. As you will soon hear for yourself, Jeff has a commanding grasp on the telematics industry and his leadership, supported by his team, is a major factor driving this partnership.

As you may have read in this morning’s press release, we announced our intention to merge with Hughes Telematics in a transaction that values the combined company at close to a $700 million dollars. Hughes Telematics is an extremely innovative company that is leading and helping to define the automotive industries next generation telematics solution – an industry that is rapidly emerging as one of the next big growth stories in the consumer services and electronics, as well as the automotive industries. You can think of automotive telematics as your iPod plus your blackberry plus your cell phone plus your navigation system plus much more all connected seamlessly together in your car. Hughes Telematics calls it Drive Connected – and it is truly the future of automobile travel in terms of safety, convenience, information, navigation and many others services.

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As many of you know when we talked or met with you on our IPO roadshow, we set aggressive and exacting goals for a merger partner. Once public, we hit the ground running, using our relationships in the investment community and tapping into the broad experience that our management team possesses. The initial Hughes Telematics connection happened through our relationship with Apollo Management. We have been involved in other transactions with Apollo and as significant investors in Hughes Telematics, they brought the situation to our attention as a possible opportunity for our SPAC shareholders and as a viable way to provide growth capital to Hughes. After initial meetings learning about the Hughes Telematics business, their leadership position in this dynamic and growing global marketplace, and the truly remarkable team Jeff has formed, we recognized this was a compelling and potentially a once in a lifetime opportunity to participate with a company that is truly game changing on a global basis.

We acted quickly and decisively, and from the day we went effective on January 14, until today, in approximately 5 months, we were able to identify, diligence, come to agreement with Jeff and announce this merger. Today, we are proud to be bringing to our investors a company that nearly

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exactly follows the characteristics we laid out when we went public in January:

•  a consumer facing, subscription based business with significant recurring, predictable and growing cash flows,

•  within a global, dynamic and rapidly emerging services market; a strong and proven management team in place;

•  a company with a solid business model that we believe will provide significant shareholder value and hopefully much more value over time as the  business scales;

•  and a company that could benefit considerably from our management team’s expertise – all of which provides a most compelling investment opportunity.

•  We believe this transaction is different and enhanced in many ways from most other SPAC transactions. First, there are no selling shareholders.

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Neither Apollo nor management can sell a share for two years and the founders of Polaris are locked-up for one year. This should firmly tell the market that we are all buyers of this investment and believe we are going to create significant value now and over time. Secondly, no cash is coming out of the company, and in fact all the cash we raised in our IPO, less the expenses used to date, will be going towards the growth of this exciting enterprise. This totals about $140 million in cash to the company. Thirdly, this is truly a growth story in the global growth industry of automotive telematics. The company had 2007 revenues in excess of $20 million from its current fleet business, and with the combination of this growing fleet business and the unique new, long term contracts with the two current OEM’s, Chrysler and Mercedes Benz, revenue should result in revenue growth exceeding a billion dollars in just a few short years. Finally, we believe that there is true operational value-add, beyond just the capital which has been the basis for most SPACs heretofore, in the form of necessary and important marketing expertise by bringing these two management teams together. By virtue of these factors and the many other you will learn about in the coming days and months, we think this is a truly unique investment opportunity at an important inflection point in the growth of the telematics industry.

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Before I hand it over to Jeff, let me take a step back and provide you with some detail on the automotive telematics industry and why Hughes Telematics is not only the leader, but is quickly separating itself from competitors. As I have gotten to know Jeff over the last few months of bringing this transaction to this point, I can tell you, having been CEO myself of many companies, that he is an incredible CEO and leader with an outstanding business, engineering, information systems and operations background, and he is also a very humble person, and may not feel as comfortable singing the praises about their business as we are.

Automotive telematics systems remotely connect the driver, passenger, auto manufacturer, dealer or fleet manager with a wide range of service and entertainment options. It is expected to become a $30 billion industry by 2016. Today it is a mere fraction of that. The industry is rapidly evolving beyond more than just asking for help from an operator on the phone about driving directions or unlocking car doors. Instead, the technological advancements that are being made, especially by Hughes Telematics, means that the automobile has fulfilled the promise of becoming the ‘connected car’, where drivers and passengers interact via conversational,

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contextual voice recognition systems to control personal devices such as MP3 players, receive and respond to e-mail, navigate in real time to avoid traffic and connect with valuable points of interest. It also means remote emissions testing, vehicle locating, emergency warning systems, and so much more. It is a two way dialogue. It connects drivers to their families, to their offices in real time. We believe Hughes Telematics represents a breakthrough service that considerably evolves the driving and auto ownership experience – making it safer, more fun and much more convenient.

For most people who have some knowledge about telematics, they think it is essentially a set of solutions primarily for the driving consumer, and in many ways that is correct. But there are so many applications that Hughes’ solutions in particular enables for other constituents as well – constituents like the dealers, manufacturers, and insurance companies, each of which will benefit from information relayed by the car for purposes of diagnostics, and other benefits. Then there are technology companies like Google and Yahoo who want to provide their advertisers real time links to drivers in order to facilitate transactions for those advertisers in such a way that is safe, useful and easy for the consumer. All of these types of capabilities

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add revenue opportunities for Hughes Telematics and we believe over time, we will be able to offer all these constituents solutions that are good for them, great for consumers and ultimately great for Hughes Telematics and our shareholders.

Because every day over 600 million people worldwide spend a significant amount of time in their vehicles, we are already beginning to see automotive telematics technology and systems in high demand by consumers, and as a result, by auto manufacturers that want to make telematics systems standard in all of the vehicles coming off the assembly line. According to industry reports, U.S. consumer adoption of automotive telematics services is expected to double from 16.2 million users in 2009 to 30.6 million users in 2011, which represents a dramatic increase in just two years.

Specific to this exciting transaction, Hughes Telematics has already secured partnerships with Chrysler and Mercedes-Benz USA. Initial installs begin in 2009 and both agreements allow that the Hughes Telematics solution will be factory installed in nearly 100% of their U.S. production. These relationships alone could result in revenue of several billion dollars

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over the next 8-10 years. It is notable that Hughes Telematics have already solidified such high profile partnerships, underscoring how important this service has become to auto manufacturers and how well respected Hughes is as a technology development and solutions brand. Beyond these two auto manufacturers, Hughes Telematics is also in discussions with other major OEMs around the world.

Importantly, Jeff leads a really impressive management team that has a tremendous amount of experience. Collectively, the team has extensive telematics, telecom, automotive emergency call center and entrepreneurial experience. Additionally, this transaction has significant institutional backing. As I mentioned earlier, Apollo Management, one of the most successful investment management and private equity firms, will maintain its large equity ownership stake and will certainly offer value from their solid experience in technology investments.

We also believe that the Polaris team will add a unique set of valuable experiences derived from our 20-plus years of direct marketing and service business background, as well as our significant customer acquisition, direct

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marketing and traditional marketing expertise, which will help to propel the business forward.

I would also like to mention that this year at the 8th Annual Telematics Detroit 2008 conference, the world’s largest and most prestigious telematics exhibition, Jeff and his team won the “Best Embedded Telematics Service” award. This is the latest in a series of 20+ industry awards that includes their market leading Networkcar fleet solutions. We feel it is very meaningful that others in the industry are also recognizing the power of Hughes Telematics’ advanced offerings.

Finally, let me take you through the specifics of the transaction and then I will turn the call over to Jeff who can provide you with more on the company and its exciting service offerings.

The transaction provides for a direct merger of Hughes Telematics and Polaris. Under the terms of the agreement, the shareholders of Hughes Telematics will receive approximately 45 million shares of Polaris common stock at the closing of the transaction, subject to certain adjustments, and they will be eligible to receive up to 29 million additional shares of Polaris

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common stock upon the achievement of certain stock price targets in the subsequent five years based on approximately 25% compounded annual growth in the Polaris stock price. Hughes shareholders are expected to initially own approximately 65% of the fully diluted equity of the combined company, and the Hughes Telematics management team, with the significant experience in telematics, satellite radio, wireless, automotive and entrepreneurial initiatives as I mentioned, will continue to manage the company.

Again, as I mentioned, stockholders of Hughes Telematics will further align their interests with the public stockholders of Polaris by agreeing not to transfer their shares of Polaris for two years. The transaction is expected to be completed during the first quarter 2009 pending Polaris stockholder approval, regulatory approval, and other customary closing conditions.

Let me also mention that we have created a dedicated website with the url www.HTIpolaris.com which is a single repository of information about this transaction, the industry, the teams, etc. We have also prepared a short four minute video which you can click on from the website which provides a

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really solid background about the company and this investment opportunity. We developed this site to make it easy for you to gather information about this transaction and this opportunity. We welcome you all to visit the site, and again, its www.HTIPolaris.com. With that, I’ll turn the call over to Jeff.

Jeff:

Thanks Marc.

Let me start by reiterating Marc’s sentiment that this is truly a unique and exciting transaction for us. It is one that will enhance our ability to realize the full potential of this very promising business. We are also excited to be partnering with Marc and his exceptional team of professionals and will look to capitalize on their experience.

As Marc mentioned, the automotive telematics industry is at an exciting inflection point of long term growth and we are prepared to play a major role in that growth. We are currently one of the industry’s leading automotive telematics providers, and given our significant OEM

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partnerships, the new and innovative technology that we are developing, and strong interest we see from consumers for our products, we expect to build on that position and capture a meaningful portion of the growing future demand for automotive telematics products and services.

We feel strongly about our position in the market place for several reasons.

First, we offer a robust end to end solution for automotive telematics. We spent several years developing this unique solution and have invested significant development capital since our inception to get to this point. We have developed our system with a green-field approach, a very sophisticated platform that is largely scalable and leads to significant economies. While others may offer component or partial solutions, Hughes Telemnatics provides a full set of totally integrated, feature rich applications. This differentiation makes it much easier and cost effective for customers, dealers, OEMs and third parties to adopt our services.

Because our solution offers broadband connectivity to the vehicle, it actually represents the communications gateway to the vehicle. Therefore

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our product suite can extend far beyond the traditional safety and security services offered with first generation telematics products. We have and are developing numerous services that we categorize in five different areas;

•  safety & security (such as automatic crash notification, emergency calling,

•  stolen vehicle recovery assistance),

•  comprehensive diagnostics (detailed insight into the detaile operations of

•  the vehicle, maintenance management, remote emissions testing),

•  convenience services (family locator, blue tooth hand free phone usage, mp-3 management),

•  predictive navigation (on board and off board navigation, real time traffic integration, poi updates)

•  and infotainment (news, sports, weather, gas prices).

This breadth enables the daily usefulness of our services thereby significantly enhancing the driving experience. We also enhance the

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automobile ownership experience by allowing our customers to interact with their vehicle through a comprehensive web portal that lets them efficiently manage many aspects of the vehicle and also our services.

We have achieved this broad range of services and functionality and significant economies to allow this solution to be implemented as a standard feature across an entire auto manufacturer’s line of vehicles. This will become a significant advantage to the auto manufacture as they are able to satisfy a rapidly growing need for user friendly/easy to use consumer type electronic features and services in the car.

As Marc mentioned, this means the ability to check and receive email, control personal devices like iPODs, download entertainment content from their home, find restaurants, make reservations and even find out what’s on the menu that day – all through a two way, interactive, conversational voice recognition system.

As an example, imagine you're driving in an isolated area and your “check engine” light suddenly turns on. Hughes Telematics offering makes it possible for your dealer's service advisor to remotely interrogate your

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vehicle, analyze the car's diagnostic information and give you an immediate diagnosis.

Or, as I’m sure, many of you are very tied to your email through Blackberry’s and other PDA’s and struggle with the temptation of checking and responding to email while driving your car. With our telematics solution, you can simply activate the system, have your emails read to you and respond to them verbally…far safer and far more efficient

The response from the industry to these examples and many more are best evidenced by the two significant contractual relationships we have entered into with Chrysler and Mercedes-Benz. Both organizations are technology savvy and recognized the real long term benefits from our solution. This solution is very flexible and comprehensive, a departure from the industry to date. We are the only automotive telematics provider to offer our OEM customers the option of full turnkey hardware, software, and service solutions for superior speed and efficiency of implementation. And we will continue to drive innovation keeping our customers on the forefront of user friendly consumer wireless services.

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From a business perspective we believe these contracts as well as several other relationships we have established or are establishing, will result in a significant value proposition to investors. We anticipate that over the next several years we will have over 15 million factory enabled vehicles to deliver our services. Many our services will be offered on a subscription basis but others will be transaction oriented. This gives us tremendous opportunity to generate significant revenues from this installed base. And as Marc mentioned earlier there are also significant revenue opportunities from non-consumer services with other third party constituents such as auto dealers, insurance companies, fleet operators and other strategic partners. We are already providing services to a number of fleet vehicles today through our Networkcar subsidiary, which is in itself, a rapidly growing business. Networkcar, a leader in its field, is providing these services through an after-market installed solution and is the source of our historical revenues.

Overall we estimate that annual revenues will grow meaningfully over the next several years any by 2016 we estimate that annual revenues will

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exceed $2 billion.

While the fundamentals of our business and industry are strong, our transaction with Polaris further enhances the long term prospects and expands our shareholder base considerably. The addition of $140 million dollars more than adequately provides the funds needed to successfully implement our business plan. But we will also have resources available to us that will allow us to aggressively market our product to an increasing number of potential customers both domestically and around the world. And this expansion is further supported by working with Marc’s team which has exactly the right experience in rolling out new and innovative products like ours – and knows how to manage the marketing necessary to make certain that our differentiated features and their benefits are clearly understood. With both the Polaris management team and Apollo engaged in the business, we are very confident in what our business can achieve.

As you can see, this is an extremely exciting time for our business and the industry. We believe in the value of connectivity to the car and what it means for the future of the global automotive industry. We are on the

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forefront of rapid industry expansion and are looking forward to the substantial growth prospects that will come as a result of this unique transaction, especially as we continue to build out our product and expand our relationships with OEMs.

We thank you for joining us today and look forward to speaking with many of you in person in the coming days. Thank you very much for your time and attention.